Exhibit 5.1

45 BROADWAY
NEW YORK, NY 10006
212.599.3322 PHONE
212.557.0295 FAX
WWW.BECKER-POLIAKOFF.COM WWW.BECKERNY.COM

October 11, 2011

Authentidate Holding Corp.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Authentidate Holding Corp., a Delaware corporation (the “Company”), of (i) up to 5,875,004 shares of the Company’s common stock, par value $0.001 (the “Shares”), (ii) Warrants to purchase up to an aggregate of 2,937,002 shares of Common Stock (the “Warrants”), and (iii) the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-161220) declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on September 30, 2009 (the “Registration Statement”), and the related Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424(b) promulgated under the Act (together, the “Prospectus”). All of the Shares and Warrants are to be sold by the Company pursuant to a Securities Purchase Agreement dated as of October 7, 2011 (the “Purchase Agreement”) by and between the Company and the purchasers.

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s certificate of incorporation and bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all signatures on original documents, the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

LEGAL AND BUSINESS STRATEGISTS

MEMBERS OF CONSULEGIS AN INTERNATIONAL ASSOCIATION OF LAW FIRMS, AND NETWORK OF LEADING LAW FIRMS

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1. The Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for, due execution of and delivery of the Shares in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for, due execution of and delivery in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3. The Warrant Shares, upon payment therefor and delivery in accordance with the terms of the Warrants, the Registration Statement, and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K to be filed with the Commission in connection with the Purchase Agreement.

Sincerely,

/s/ Becker & Poliakoff, LLP

BECKER & POLIAKOFF, LLP